Exhibit 10.55

SERVICEMASTER GLOBAL HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated

Effective February 19, 2019

Article I

Purpose

The Board adopted, and the Company’s shareholders approved, the ServiceMaster Global Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) in 2015 in order to provide Associates of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions.  The Plan initially was intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Effective February 19, 2019, the Plan was amended and restated as set forth herein.  The provisions of the amended and restated Plan apply to each Offering Period that begins after February 19, 2019.  The Plan, as amended and restated herein, is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Article II

Definitions

Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)    “Account” means an unfunded bookkeeping account maintained for each Participant for purposes of the Plan.  Each Account shall be credited with Contributions and Matching Contributions and shall be charged or reduced by the amount applied to the purchase of Shares pursuant to Share Purchase Rights.  Interest shall not be credited on any Account.

(b)      “Acquisition Date” means the last business day of each Offering Period at which time the Shares subject to a Share Purchase Right granted under the Plan shall be purchased by or on behalf of the Participant.

(c)    “Administrator” means, the Compensation Committee of the Board.  If the Board or such committee delegates administrative authority hereunder to any other person or group of persons pursuant to Section 10.2, such person or group of persons shall be deemed to be the Administrator hereunder to such extent, except that further delegation by such persons shall not be permitted hereunder.

(d)    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

(e)    “Associate” means any person who is employed by, who performs services for, and who is classified as an employee on the payroll records of, the Company or a Designated Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421‑1(h)(2). For purposes of this Plan, where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)‑month period.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Change in Control” means the first to occur of any of the following events after the Effective Date:

(i)    the acquisition, directly or indirectly, by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act) of beneficial ownership of more than 50% of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the

Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or any Affiliates of the foregoing;

(ii)    the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were holders of voting securities of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, beneficially own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(iii)    within any 24‑month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors still in office shall be deemed to be an Incumbent Director for purpose of this clause (iii);

(iv)    the approval by the Company’s shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; or

(v)    the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company;

in each case, provided that, as to any Share Repurchase Rights subject to Section 409A of the Code, such event also constitutes a “change in control” within the meaning of Section 409A of the Code. In addition, notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.

(h)    “Change in Control Date” means the first date as of which a Change in Control occurs.

(i)    “Code” means the Internal Revenue Code of 1986, as amended.

(j)    “Common Stock” means the common stock, par value $0.01 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

(k)    “Company” means ServiceMaster Global Holdings, Inc., a Delaware corporation, and any successor thereto.

(l)    “Compensation” means the base salary or wages and overtime of an Associate payable to the Associate during an Offering Period. Compensation shall be determined prior to the Associate’s pre‑tax contributions pursuant to Section 125 or 401(k) of the Code. If determined by the Administrator, other forms of compensation may be included in or excluded from the definition of Compensation.

(m)    “Contribution” means the amount of an after‑tax payroll deduction an Associate has made, as set out in such Associate’s payroll deduction authorization form. If the Administrator so determines, a Contribution for Associates on a Company‑approved paid leave of absence shall include a cash contribution equal to the amount of the after‑tax payroll deduction an Associate would have made if such Associate had been receiving Compensation during the Company‑approved paid leave of absence.

(n)    “Designated Subsidiary” means the Subsidiary or Subsidiaries of the Company that have been designated from time to time by the Administrator in its sole discretion as eligible to participate in the Plan.

(o)    “Effective Date” means April 27, 2015, the date on which the Plan was approved by the shareholders of the Company, which date was within twelve months after the date the Plan was approved by the Board.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)    “Fair Market Value” of a Share as of any date of determination shall be:

(i)    If the Common Stock is listed on any established stock exchange or a national market system and transactions in the Common Stock are available to the Company as of the immediately preceding trading date, then closing price on such immediately preceding trading date per Share as reported on such stock exchange or system shall be the Fair Market Value for the date of determination, rounded down to the nearest whole cent; or

(ii)    If clause (i) shall not apply on any date of determination, then the Fair Market Value shall be determined in good faith by the Administrator with reference to (x) the most recent valuation of the Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing, if any, (y) sales prices of securities issued to investors in any recent arm’s length transactions and (z) any other factors determined to be relevant by the Administrator.

(r)    “Matching Contribution” means a Company contribution to each Participant’s Account for each Offering Period in an amount determined by the Administrator or, in the absence of a determination by the Administrator, equal to ten percent of the Participant’s Contributions for the Offering Period.  The Matching Contribution shall be credited to the Participant’s Account as of the Acquisition Date.

(s)    “Offer Date” means the first day of each Offering Period. Unless otherwise specified by the Administrator, the Offer Date shall be the first day of each month.

(t)    “Offering Period” means a period of time specified by the Administrator, beginning on the Offer Date and ending on the Acquisition Date. Unless otherwise specified by the Administrator, the Offering Period shall be each month.

(u)    “Participant” means an Associate who becomes a participant in the Plan pursuant to Article V.

(v)    “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

(w)    “Purchase Price” means the purchase price per Share subject to the Share Purchase Right determined pursuant to Section 6.3.

(x)    “Securities Act” means the Securities Act of 1933, as amended.

(y)    “Share” means a share of Common Stock.

(z)    “Share Purchase Right” means a right that entitles the holder to purchase from the Company a stated number of Shares in accordance with, and subject to, the terms and conditions of the Plan.

(aa)    “Subsidiary” of an entity means any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Article III

Available Shares and Adjustments

Section 3.1    Available Shares.  Subject to adjustments as provided in this Article III, the maximum number of Shares available for purchase under the Plan on or after the Effective Date is 1,000,000 Shares. Shares issued under the Plan may be authorized but unissued or reacquired Common Stock.

Section 3.2    Adjustments.

(a)    Changes in Capitalization.  If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share recombination or any recapitalization, merger, consolidation, exchange of shares, spin‑off, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock (each, a “Corporate Event”), the Administrator shall, in such manner as it may deem equitable to prevent the diminution or enlargement or the rights of the Company and Participants hereunder by reason of such Corporate Event, adjust any or all of the number and kind of Shares (or other securities or property) with respect to which a Share Purchase Right may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares that may be issued under the Plan). All determinations and adjustments made by the Administrator in good faith pursuant to this Section 3.2 shall be final and binding on the affected Participants and the Company.

(b)    Change in Control.  Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company, the Administrator, in its sole discretion, may take whatever action it deems necessary or appropriate in connection therewith, including, but not limited to (i) shortening any Offering Period then in progress such that the Acquisition Date is on or prior to the Change in Control Date, (ii) cancelling any Offering Period then in progress and refunding any amounts accumulated in a Participant’s Account, (iii) cancelling all outstanding Share Purchase Rights as of the Change in Control Date and paying each holder thereof an amount equal to the difference between the per Share Fair Market Value as of the Change in Control Date and the Purchase Price determined in accordance with Section 6.3, or (iv) for each outstanding Share Purchase Right, granting a substitute right to purchase shares in the manner described in Section 424 of the Code. Nothing in this Section 3.2(b) shall affect in any way the Company’s right to terminate the Plan at any time pursuant to Section 10.7 or 10.8.

(c)    Insufficient Shares.  If the Administrator determines that, on a given Acquisition Date, the number of Shares that may be purchased under the outstanding Share Purchase Rights for the applicable Offering Period may exceed (i) the number of Shares that were available for issuance under the Plan on the Offer Date of the applicable Offering Period or (ii) the number of Shares available for sale under the Plan on such Acquisition Date, including but not limited to by reason of a limitation on the maximum number of Shares that may be purchased set by the Administrator pursuant to Section 6.2(a) or (b), the Administrator shall make a pro rata allocation of the Shares available for issuance on such Acquisition Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants purchasing Shares on such Acquisition Date, and unless additional Shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 10.7 hereof. If the Plan is so terminated, then the balance of the amount credited to the Participant’s Account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable without any interest thereon. The Company may make a pro rata allocation of the Shares available on the Offer Date of any applicable Offering Period pursuant to the first sentence of this section, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Offer Date.

Article IV

Eligibility

Section 4.1    Eligible Associates.  Any person who is an Associate employed by the Company or a Designated Subsidiary as of the Offer Date for a given Offering Period shall be eligible to participate in the Plan for such Offering Period, subject to the requirements of this Article IV. Notwithstanding the foregoing, the Administrator may, on a prospective basis, (i) exclude from participation in the Plan Associates (a) whose customary employment is for 20 hours or less per week or for not more than five months per year or (b) who are citizens or residents of a non‑U.S. jurisdiction if grant of a Share Purchase Right under the Plan is prohibited under the laws of such non‑U.S. jurisdiction or compliance with the laws of such non‑U.S. jurisdiction would, in the sole discretion of the Adminstrator, impose unacceptable requirements or restrictions on the Company or with respect to the administration of the Plan and (ii) impose a generally applicable eligibility service requirement of up to two years of employment. The Administrator may also determine that a designated group of Associates who are highly compensated employees (within the meaning of Section 414(q) of the Code) are ineligible to participate in the Plan.

Section 4.2    Five Percent Shareholders.  Notwithstanding any other provision of the Plan to the contrary, no Associate shall be eligible to participate in the Plan if, after giving effect to the grant of a Share Purchase Right in the next Offering Period, the Associate (or any other person whose stock would be attributed to the Associate pursuant to Section 424(d) of the Code) owns and/or holds Common Stock and outstanding rights to purchase Common Stock possessing, in the aggregate, five percent or more of the total combined voting power or value of all issued and outstanding stock of the Company.

Section 4.3    Section 16.  Notwithstanding any other provision of the Plan to the contrary, no Associate shall be eligible to participate in the Plan for an Offering Period if on the Offer Date for the Offering Period the Associate is subject to Section 16 of the Exchange Act.

Article V

Participation

Section 5.1    An eligible Associate may become a Participant in the Plan by completing a payroll deduction authorization form and any other required enrollment documents provided by the Administrator or its designee and submitting them to the Administrator or its designee in accordance with the rules established by the Administrator. The enrollment documents, which may be in electronic form, shall set forth the portion of the Participant’s Compensation, up to fifteen percent, including any minimum Contribution percentage and any minimum percentage increments, as may be prescribed by the Administrator to be deducted from Compensation and credited as Contributions pursuant to the Plan. An Associate’s payroll deduction authorization shall become effective on the Offer Date. Amounts deducted from a Participant’s Compensation pursuant to this Article V shall be credited to the Participant’s Account. No interest shall be payable on the amounts credited to the Participant’s Account.

Section 5.2    A Participant’s election to participate in the Plan with respect to an Offering Period shall enroll such Participant in the Plan for each successive Offering period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless (i) such Participant delivers to the Company a different election with respect to the successive Offering Period by such time and in such manner as is designated by the Administrator for enrollment in the Plan for such successive Offering Period, (ii) such Participant withdraws from the Plan pursuant to Article IX or becomes ineligible for participation in the Plan or (iii) the Administrator determines that elections for all Participants shall cease at the end of an applicable Offering Period.

Section 5.3    Each Associate who is granted a Share Purchase Right under the Plan for any Offering Period shall have the same rights and privileges as all other Associates granted Share Purchase Rights under the Plan for such Offering Period.

Article VI

Share Purchase Rights

Section 6.1    Number of Shares.  Each Eligible Associate who on the Offer Date is a Participant participating in such Offering Period shall be granted a Share Purchase Right to purchase Shares on the Acquisition Date for such Offering Period. Subject to the limitations set forth in Section 6.2, the number of Shares subject to such Share Purchase Right shall be the number of whole Shares determined by dividing the Purchase Price into the balance credited to the Participant’s Account (including both Contributions and Matching Contributions) as of the Acquisition Date.

Section 6.2    Limitation on Purchases.  Participant purchases are subject to adjustment as provided in Section 3.2(c) and to the following limitations:

(a)    Offering Period Limitation.  Subject to the calendar year limits provided in Section 6.2(b), the maximum value of Shares that a Participant shall have the right to purchase in any Offering Period pursuant to a Share Purchase Right shall be equal to the sum of (i) 15% of the Participant’s Compensation earned during such Offering Period (or such lesser percentage of Compensation or fixed dollar amount as the Administrator shall prescribe), (ii) the Matching Contribution credited for the Offering Period and (iii) any balance remaining in the Account from the preceding Offering Period. The Administrator may also set a maximum aggregate number of Shares or maximum aggregate Fair Market Value of Shares that may be purchased pursuant to Share Purchase Rights with respect to any Offering Period or on any Acquisition Date (subject to the $25,000 limitation in Section 6.2(b)).

(b)    Calendar Year Limitation.  Notwithstanding Section 6.2(a), in the event that a Participant is granted a Share Purchase Right that permits such Participant to purchase Shares that, together with all other Share Purchase Rights granted to the Participant during the same calendar year under this Plan and any other empoloyee stock purchase plan of the Company or any Subsidiary of the Company, has an aggregate value in excess of $25,000 (determined on the date of grant), such Share Purchase Right shall be reduced such that the aggregate value of all Share Purchase Rights granted to or exercisable by the Participant during the same calendar year under any plan of the Company or any Subsidiary of the Company is $25,000. The Administrator may also set a maximum aggregate number of Shares or maximum aggregate Fair Market Value of Shares, which is less than the $25,000 limitation set forth in this Section 6.2(b), that may be purchased pursuant to Share Purchase Rights in a calendar year.

(c)    Refunds.  As of the first date on which a Participant’s ability to purchase Shares is limited by this Section 6.2, the Participant’s payroll deductions shall terminate, and the balance credited to his or her Account shall be paid to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

Section 6.3    Purchase Price.  The purchase price per Share with respect to an Offering Period shall be determined by the Compensation Committee of the Board; provided that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Acquisition Date (or the Change in Control Date for purposes of Section 3.2(b)(iii)).

Article VII

Purchase of Shares Under Share Purchase Rights

Section 7.1    Purchase.  Unless a Participant withdraws from the Plan as provided in Article IX, each Participant shall automatically purchase and acquire as of the Acquisition Date the number of whole Shares subject to the Share Purchase Right that may be purchased at the Purchase Price for that Share Purchase Right with the balance credited to such Participant’s Account (including the Matching Contribtuion for that Offering Period). Any surplus in the Account that is insufficient to purchase a whole Share shall be carried forward into the next Offering Period unless the Participant has elected to withdraw from the Plan pursuant to Article IX or the Administrator determines that surplus amounts for Participants shall not be carried forward, in which case such surplus amount shall be distributed to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

Section 7.2    Registration Compliance.

(a)    No Shares may be purchased under a Share Purchase Right unless the Shares to be issued or transferred upon purchase are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.

(b)    If, on an Acquisition Date of any Offering Period, the Shares are not registered or exempt or the Plan is not in such compliance, no Shares under the Share Purchase Rights granted under the Plan shall be purchased on the Acquisition Date. The Acquisition Date shall be delayed until the Shares are subject to such an effective registration statement or exempt, and the Plan is in such compliance. The Acquisition Date shall in no event be more than five years from the Offer Date.

(c)    If, on the Acquisition Date of any Offering Period, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Shares under the Share Purchase Rights shall be purchased, and all Contributions accumulated during the Offering Period (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants in a lump sum as soon as reasonably practicable without any interest thereon.

Section 7.3    Issuance of Shares.  As soon as practicable after each Acquisition Date, the Company shall issue the Shares acquired by each Participant during an Offering Period to the Participant or an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. No certificates shall be delivered with respect to the Shares acquired by a Participant.

Section 7.4    Vesting.  A Participant’s interest in the Common Stock purchased under a Share Purchase Right shall be immediately vested and nonforfeitable.

Section 7.5    Nontransferability.  Each Share Purchase Right granted under this Plan shall be nontransferable. During the lifetime of the Participant to whom the Share Purchase Right is granted, the Shares under a Share Purchase Right may be purchased only by the Participant. No right or interest of a Participant in any Share Purchase Right shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Article VIII

Restrictions on Sale

Shares of Common Stock purchased under the Plan may be subject to any such holding restrictions that the Administrator shall determine to be appropriate with respect to any Offering Period and any trading policy of the Company that is in effect from time to time.

Article IX

Withdrawal From Participation and Termination of Employment

A Participant may revoke his or her payroll deduction authorization form for an Offering Period and withdraw from participation in the Plan for that Offering Period by giving written or electronic notice to the Administrator at such time before the Acquisition Date as may be established by the Administrator. In the event of a Participant’s withdrawal in accordance with the preceding sentence, the balance credited to his or her Account shall be paid to the Participant in a lump sum as soon as reasonably practicable after receipt of the notice of withdrawal, without any interest thereon, and no further payroll deductions shall be made from his or her Compensation for that Offering Period. A Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Article IX if he or she ceases to be an Associate employed by the Company or any of its Subsidiaries for any reason. Unless the Administrator determines otherwise, a Participant’s withdrawal (other than due to a termination of employment) during an Offering Period shall not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Offering Period.

Article X

General Provisions

Section 10.1    Administration.  The Plan shall be administered by the Administrator. The Administrator may prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Administrator under the Plan shall be exercised by the Administrator in its sole discretion. Determinations, interpretations, or other actions made or taken by the Administrator under the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

Section 10.2    Delegation by the Administrator.  Any or all of the powers, duties, and responsibilities of the Administrator hereunder may be delegated by the Administrator to, and thereafter exercised by, one or more persons designated by the Administrator, including members of management of the Company and/or members of the human resources function of the Company, and any determination, interpretation, or other action taken by such designee shall have the same effect hereunder as if made or taken by the Administrator. Notwithstanding the foregoing, only the Compensation Committee shall have the power to determine the Purchase Price for any Offering Period.

Section 10.3    Tax Withholding.  The Company shall have the right to withhold, or to require the Participant to remit to the Company, an amount in cash sufficient to satisfy all U.S. federal, state, local, and any non‑U.S. withholding tax or other governmental tax, charge or fee requirements arising from participation in the Plan.

Section 10.4    At‑Will Employment.  Nothing in the Plan nor an Associate’s participation in the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

Section 10.5    Unfunded Plan; Plan Not Subject to ERISA.  The Plan is an unfunded plan, each Account is unfunded and Participants shall have the status of unsecured creditors of the Company with respect to their rights under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Section 10.6    Freedom of Action.  Nothing in the Plan nor an Associate’s participation in the Plan shall be construed as limiting or preventing the Company or any of its affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a

Participant) shall have any right relating to the diminishment in the value of any account or any associated return as a result of any such action. The foregoing shall not constitute a waiver by a Participant of the terms and provisions of the Plan.

Section 10.7    Term of Plan.  The Plan shall be effective upon the Effective Date. The Plan shall terminate on the earlier of (i) the tenth anniversary of the Effective Date, (ii) the termination of the Plan pursuant to Section 10.8 or (iii) the date on which no more Shares are available for issuance under the Plan. Upon termination of the Plan, all funds accumulated in a Participant’s Account shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate.

Section 10.8    Amendment or Alteration.  The Administrator may at any time amend, suspend, discontinue or terminate the Plan; provided that if the Plan is amended in a manner that requires shareholder approval under applicable law or the rules of any exchange on which the Common Stock is listed, such amendment shall not be effective unless the shareholders of the Company approve the amendment. The Administrator, in its sole discretion, may terminate the Plan at any time. Upon such termination, all funds accumulated in a Participant’s Account at such time shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate..

Section 10.9    Severability.  In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 10.10    Assignment.  Except as otherwise provided in this Section 10.10, this Plan shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, and assigns. Neither this Plan nor any right or interest hereunder shall be assignable by the Participant, his beneficiaries, or legal representatives; provided that nothing in this Section 10.10 shall preclude the Participant from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators, or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereunto. This Plan shall be assignable by the Company to a Subsidiary or Affiliate of the Company; to any corporation, partnership, or other entity that may be organized by the Company, its general partners, or its Participants, as a separate business unit in connection with the business activities of the Company or Participants; or to any corporation, partnership, or other entity resulting from the reorganization, merger, or consolidation of the Company with any other corporation, partnership, or other entity, or any corporation, partnership, or other entity to or with which all or any portion of the Company’s business or assets may be sold, exchanged, or transferred.

Section 10.11    Non‑Transferability of Rights.  Unless otherwise agreed to in writing by the Administrator, no rights or interests hereunder or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided,  however, that nothing in this Section 10.11 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 10.12    Headings.  The Section headings appearing in this Plan are used for convenience of reference only and shall not be considered a part of this Plan or in any way modify, amend, or affect the meaning of any of its provisions.

Section 10.13    Rules of Construction.  Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. The fact that this Plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.

Section 10.14    Governing Law.  To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 10.15    Conformity to Securities Laws.  The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 10.16    Tax Reporting Information.  At the Company’s request, Participants will be required to provide the Company and any Affiliates with any information reasonably required for tax reporting purposes.

Section 10.17    Participant Acknowledgment.  By electing to participate in an Offering Period, each Participant acknowledges and agrees that (i) Participant may be required to hold Shares during any holding periods to which such Shares are subject and may be restricted in trading in Common Stock pursuant to a Company policy; (ii) Shares acquired under the Plan may lose some or all of their value in the future; and (iii) Participant is able to afford to bear the economic risk of holding the Shares for any holding period and of any loss in value of the Shares.